SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (date of earliest event reported)               March 4, 2003
                                                 -------------------------------




                        DEVCON INTERNATIONAL CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     Florida
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                 (State or other jurisdiction of incorporation)



     000-07152                                               59-0671992
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(Commission File Number)                       (IRS Employer Identification No.)




                    1350 East Newport Center Drive, Suite 201
                         Deerfield Beach, Florida 33442
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          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code           (954) 429-1500
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                                       N/A
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          (Former name or former address, if changed since last report)

Item 5.         Other Events.

The Company disclosed during its fiscal year conference call, for which it had given advance notice by press release and on its web site, the following:

The Company will be making changes to its Board of Directors in the near future. The exact nature of such changes has not yet been finally determined.

The Company has formed an executive committee of three officers, Chief Financial Officer Jan Norelid; Vice President-Materials Kevin Smith; Vice President-Construction Donald L. Smith, III. The Board has given the committee authority, subject to certain limitations, to manage certain aspects of the Company's business that was previously within the authority of the CEO. The committee and these officers remain subject to and will continue to report to the CEO, Donald L. Smith, Jr., who will oversee operations through the executive committee, and the Board. The CEO will also remain involved in larger bids for construction contracts.

In connection with the Company's evaluation of strategic alternatives, the Company has retained two consultants to work with Executive Vice President Richard L. Hornsby, to evaluate opportunities for Devcon that are synergistic to its existing business. In that regard, the Company has made a small loan on some property on St. Kitts that can be converted in part to equity at the Company's discretion.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                           DEVCON INTERNATIONAL CORP.



Dated:  March 5, 2003                                By:/s/  Jan Norelid
                                                        ------------------------
                                                   Name: Jan Norelid
                                                    Its: VP Finance and
                                                         Chief Financial Officer